Exhibit 99.1

2023 Fourth Quarter and Full Year Financial Results February 14, 2024 NYSE: CF

Safe harbor statement All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about the synergies and other benefits, and other aspects of the transactions with Incitec Pivot Limited (“IPL”), strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the risk of obstacles to realization of the benefits of the transactions with IPL; the risk that the synergies from the transactions with IPL may not be fully realized or may take longer to realize than expected; the risk that the completion of the transactions with IPL, including integration of the Waggaman ammonia production complex into the Company’s operations, disrupt current operations or harm relationships with customers, employees and suppliers; the risk that integration of the Waggaman ammonia production complex with the Company’s current operations will be more costly or difficult than expected or may otherwise be unsuccessful; diversion of management time and attention to issues relating to the transactions with IPL; unanticipated costs or liabilities associated with the IPL transactions; the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company’s reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue (low-carbon) ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; and risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). For full year 2022, the Company has also presented cash provided by operating activities, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, in each case excluding certain tax and interest payments made to Canadian tax authorities in relation to an arbitration decision covering tax years 2006 through 2011 and to our transfer pricing positions between Canada and the United States for open years 2012 and after. The Company has presented these financial measures, as well as the financial measures free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Strong global demand and favorable energy spreads underpin solid results

- Strong cash generation enabled significant return of capital since the beginning of **2021**:
  - Invested **$1.4** billion in growth projects
  - Deployed **$2.5** billion to repurchase **31.3** million shares, **~15%** of the shares outstanding
  - **$2.6** billion remaining in $3 billion share repurchase authorization
  - Returned approximately **$900** million to shareholders through dividends
  - Latest dividend **67%** higher
- Acquisition of Waggaman ammonia facility complete
- Advanced our clean energy initiatives
  - Progressed low-carbon and green ammonia projects
    - Initial FEED study with Mitsui completed; FID targeted 2H 2024
    - Autothermal reforming (ATR) and flue gas FEED studies in progress to evaluate optimal carbon reduction alternatives
    - Donaldsonville green ammonia project: electrolyzer installed, mechanically complete and commissioning activities underway
  - Entered into agreement with bp to purchase 4.4 billion cubic feet of certified natural gas, double the amount purchased in 2023

Metric	FY 2023	FY 2022
Net earnings	$1.53 B	$3.35 B
Net earnings per diluted share	$7.87	$16.38
EBITDA[1]	$2.71 B	$5.54 B
Adjusted EBITDA[1]	$2.76 B	$5.88 B

2023 Cash from operations[2]
$2.76 B

2023 Free cash flow[2]
$1.80 B

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures
(2) Free cash flow represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow

CF 4

5 Financial results – fourth quarter and FY 2023 In millions, except percentages, per MMBtu and EPS Q4 2023 Q4 2022 FY 2023 FY 2022 Net sales $ 1,571 $ 2,608 $ 6,631 $ 11,186 Gross margin 501 1,256 2,545 5,861 -As a percentage of net sales 31.9% 48.2% 38.4% 52.4 % Net earnings attributable to common stockholders $ 274 $ 860 $ 1,525 $ 3,346 Net earnings per diluted share 1.44 4.35 7.87 16.38 EBITDA(1) 556 1,246 2,707 5,542 Adjusted EBITDA(1) 592 1,296 2,760 5,880 Diluted weighted-average common shares outstanding 190.6 197.4 193.8 204.2 Natural gas costs in cost of sales (per MMBtu)(2) $ 2.79 $ 6.55 $ 3.26 $ 7.16 Realized derivatives loss in cost of sales (per MMBtu)(3) 0.22 0.33 0.41 0.02 Cost of natural gas used for production in cost of sales (per MMBtu) $ 3.01 $ 6.88 $ 3.67 $ 7.18 Average daily market price of natural gas Henry Hub - Louisiana (per MMBtu) 2.74 5.55 2.53 6.38 Depreciation and amortization 229 198 869 850 Capital expenditures 188 134 499 453 (1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures (2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method (3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives

6 (1) Source of data: December 19, 2023 CRU Ammonia Database (2) Represents CF Industries’ historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammonia production peer group, Waggaman production/capacity included for one month only (4) ~0.9 million tons represents the difference between CF Industries’ actual trailing 5-year average ammonia production of 9.3 million tons at 97% of capacity utilization and the 8.4 million tons CF Industries would have produced if operated at the 87% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix, Austin Powder (US Nitrogen), Carbonair, CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen, Incitec Pivot (11 months production/capacity), Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosaic, Nutrien, OCI N.V., RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara International North American Ammonia Percent of Capacity Utilization (1) 5-Year Rolling Avg. Percent of Capacity CF’s 10% greater capacity utilization yields an additional ~0.9 million tons of ammonia annually(4) Outstanding safety performance drives industry leading production capacity utilization 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2011 2014 2017 2020 2023 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries As of December 31, 2023, the 12-month rolling average recordable incident rate was 0.36 per 200,000 work hours CF North America (2) North America Excl. CF (3) 96% 96% 97% 84% 86% 87% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 5 years ending 2021 5 years ending 2022 5 years ending 2023

Consistently strong free cash flow metrics show undervalued equity

Attractive free cash flow yield and free cash flow to adjusted EBITDA conversion rate suggest undervalued equity, supporting robust share repurchase program



Free Cash Flow Yield(1)
Canada/US tax matter (3)
19.6%(3)
2018-2023 average yield
9.7%
8.9%
9.0%
14.7%
16.7%
12.0%
2018
2019
2020
2021
2022
2023

	2018	2019	2020	2021	2022	2023
FCF/Adj EBITDA conversion[2] %	67%	57%	55%	79%	47%	65%
					56%[3]	

(1) Represents annual free cash flow divided by market value of equity (market cap) as of December 31st of each year; see appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculation of market cap

(2) Represents annual free cash flow divided by annual adjusted EBITDA; see appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures

(3) Excluding the impact of $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; the Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid

7

8 Recent transactions highlight economic value in North American assets has increased significantly Nitrogen asset historic capex per N ton(1,2) pre-synergies $000's / N ton ‘10 ‘16 ‘17 ‘23 Capital intensity associated with new projects has increased… Resulting in increased valuation of existing first quartile assets… As economic value continues to increase to provide returns greater than the cost of capital on new projects Current enterprise value substantially below economic value of assets implied by precedent transactions $40B $20B (1) Total project cost divided by N ton equivalent volume of net production (Ammonia – 82% N, Urea – 46% N, UAN – 32% N, AN – 34% N), summary of project details can be found in the appendix (2) Precedent transactions include nitrogen facilities with ammonia production, upgrade production and on-site logistics assets. Excludes ammonia only facilities such as CF’s Waggaman acquisition in 2023 for ~$2,300 per N ton (3) CF Industries economic value calculated as $000’s / N ton capex for precedent transactions multiplied by CF North American net N capacity as of 12/31/2023 less CHS supply agreement volumes (4) CF current enterprise value = share price as of 2/13/2024 multiplied by shares outstanding as of 12/31/2023 plus net debt as of 12/31/2023 $30B CF current enterprise value(4) ‘12 Line of best fit based on regression equation: y = 0.23x – 459.7 R2 = 0.68 Implied CF economic value at precedent transaction $/N ton (3) CF Assets 2.0 2.6 2.5 2.7 3.3 4.3 4.1 3.6 5.0 $0 $1 $2 $3 $4 $5 $6

9 $1.2 $2.5 $0.9 Total Disciplined approach to capital investments and shareholder returns… $Billions Share Repurchase Dividends Inorganic Growth Total ~$6.0 B CapEx (sustaining) Strong free cash flow enables strategic growth and substantial return of capital $2.6 billion remaining in $3 billion share repurchase authorization that expires in December 2025 Latest dividend represents a 67% increase from 2021 Strong balance sheet provides financial flexibility Note: Totals may not add due to rounding Organic Growth $0.2 $1.3 $- $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 2021 2022 2023

10 6.6(1) 6.6 7.0(2) 8.1(3) 8.1 8.2(4) 8.2 8.2 8.2 7.9(5) 8.2(6) All N production numbers based on year end figures per 10-K filings. (1) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (2) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (3) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (4) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (5) Decrease in production capacity due to Ince plant closure (6) Includes decrease in production capacity due to Billingham NH3 plant closure and additional production capacity from Waggaman ammonia production complex (7) Share count based on end of period common shares outstanding; share count prior to 2015 based on 5-for-1 split-adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of December 31, 2023 Million Shares Outstanding (7) 2013 – 2023 Nitrogen per share CAGR: 6.3% 24 27 30 35 35 37 38 39 40 41 43 0 50 100 150 200 250 300 0 5 10 15 20 25 30 35 40 45 50 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 …continues to drive nitrogen participation per share…

11 1,497 1,505 1,231 2,873 3,855 2,757 (422) (404) (309) (514) (453) (499) (139) (186) (174) (194) (619) (459) 936 915 748 2,165 2,783 1,799 223 216 214 208 196 188 Annual Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of year end Shares Outstanding (millions) 170 180 190 200 210 220 230 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2018 2019 2020 2021 2022 2023 …resulting in strong free cash flow participation End of period shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow (millions) Non-GAAP reconciliation: Cash from Operations to Free Cash Flow (1) (1) For 2022, free cash flow includes $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; the Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid Canada/US tax matter (1)

Additional low-carbon ammonia FEED studies and further demand clarity expected 2H 2024

Disciplined approach to align supply with demand

Clean Energy Growth

Low-carbon ammonia plant (SMR) JV w/Mitsui	• FEED study completed 2023 • Estimated cost in the range of $3 billion • ~$2.5 billion allocated to ammonia facility and CCS technologies • ~$0.5 billion allocated to scalable common infrastructure
ATR ammonia production technology FEED study	• FEED study initiated late 2023 • Expected to be completed second half of 2024 • New technology in ammonia production • Estimated carbon reduction of more than 90%
Flue gas capture (with SMR) FEED study	• FEED study initiated early 2024 • Expected to be completed second half of 2024 • Flue gas capture associated with SMR ammonia plant • Estimated carbon reduction of more than 90%
Regulatory developments	• Ammonia carbon intensity requirements of offtake partners • Government incentives in partners' local jurisdictions

Low-carbon ammonia demand

- North America
  - Sustainable aviation fuel opportunity increasing interest in low-carbon fertilizers
  - Increasing interest in low-carbon fertilizers in agriculture to decarbonize the CPG value chain
- Europe
  - CBAM driving further discussions around low-carbon ammonia exports
- Asia
  - Power generation opportunity in Japan/South Korea nearing key regulatory development milestones

CF 12

13 2024 management outlook positive as industry fundamentals remain favorable Global Nitrogen Market North America: Corn area planted expected to be 91 million acres India: Urea imports expected to be in a range of 6 – 7 million metric tons Brazil: Urea imports expected to be in a range of 7 – 8 million metric tons Europe: Imports of urea and other nitrogen products expected to remain elevated due to poor production environment China: Urea exports projected to be in the range of 4 million metric tons CF Industries Operations Gross ammonia production expected to be approximately 10 million tons Capital Expenditures expected to be in the range of $550 million Waggaman acquisition closed 12/1/2023; integration into CF Industries’ network underway CF Industries Strategic Initiatives Disciplined capital approach through investments in growth opportunities and returning capital to shareholders - $2.6 billion remaining in $3 billion share repurchase authorization which expires December 2025 - Increased dividend 25% to $0.50 per quarter Targeting 2H 2024 FID on greenfield low-carbon ammonia production Advancing clean energy initiatives to decarbonize and foster demand with global partners and customers

14 0 5 10 15 20 25 30 35 40 Jan-23 Jul-23 Jan-24 Jul-24 The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information Global Energy Price 2023-2024F Henry Hub natural gas TTF natural gas Chinese anthracite coal JKM natural gas USD per MMBtu 0 100 200 300 400 500 USD per Metric Ton (MT) North American Production Margin Advantage(1) Ammonia(2) Urea TTF Anthracite(3) 2023 2024F Versus: TTF Anthracite(3) (1) Advantage per MT based on annualized costs including settled feedstock prices through January 2024 and from February 2024 to December 2024 based on forward curve and projections as of February 8, 2024; Coal MMBtu price includes efficiency factor of 1.3 (additional coal requires hydrogen yield equivalent to feedstock natural gas) (2) North American production assumed to be 37.2 MMBtu per MT of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per MT for feedstock and fuel, Chinese production assumed to be 1.2 MT of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices are derived from thermal prices in Wood Mackenzie’s China Coal Short Term Outlook™ Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, Wood Mackenzie, CF Analysis 2023 2024F 2023 2024F 2023 2024F Forward global energy curves suggest attractive margin opportunities for CF’s cost-advantaged network Forward spread HH vs TTF ~$7- 8/MMBtu

15 2024 global delivered U.S. Gulf urea cost curve suggests prices near historic averages 2024 Monthly Delivered U.S. Gulf Urea Cost Curve 2024 Shipments: 17.5M Tons Avg. Appx. Monthly Range Energy (N.G.) Other Cash Freight Estimated 2024 Cost Range: $320-$375 5 10 15 20 Energy (Coal) 5 Y-axis: USD/st X-axis: Monthly Production Capacity at 95% Operating Rate, 85% Operating Rate in China, million short tons Illustrative of seasonal highs Illustrative of seasonal lows Source: Industry Publications, CF Analysis Energy (N.G.) Other Cash Freight Energy (Coal)

Appendix

17 2.00 2.50 3.00 3.50 4.00 4.50 5.00 $300 $1.8 $1.6 $1.5 $1.4 $1.2 $1.1 $1.0 $350 $2.5 $2.4 $2.2 $2.1 $2.0 $1.8 $1.7 $400 $3.2 $3.1 $3.0 $2.8 $2.7 $2.6 $2.4 $450 $4.0 $3.8 $3.7 $3.5 $3.4 $3.3 $3.1 $500 $4.7 $4.5 $4.4 $4.3 $4.1 $4.0 $3.9 $550 $5.4 $5.3 $5.1 $5.0 $4.9 $4.7 $4.6 $600 $6.1 $6.0 $5.9 $5.7 $5.6 $5.5 $5.3 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$725M change in Adjusted EBITDA on an annual basis (1) Based on 2023 sales volumes of approximately 19.1 million product tons, 2023 gas consumption of 341 million MMBtus and 2023 nitrogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices(1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton)(2)

18 Capital management strategy focused on growing shareholder participation in our free cash flow Emphasis on opportunistic share repurchases Executing $3 billion share repurchase program, which expires December 2025 Target clean energy projects with returns above cost of capital High-quality, clean energy investments in motion with global industry leaders ~$900 M returned to shareholders in 2023(1) Closed on Waggaman ammonia production facility 12/1/2023 Low-carbon & green ammonia projects DEF & Nitric Acid production/logistics expansion Return capital to shareholders Inorganic growth opportunities Invest in high return projects within our network Disciplined growth initiatives & clean energy 18 (1) Share repurchases and dividends

Advancing decarbonization through significant progress on strategic initiatives


PROJECTS
2023
2024
2025
2026
2027
Decarbonization
Purchased natural gas certified by MiQ
Purchased 2.2 BCF
Purchased 4.4 BCF
Donaldsonville green ammonia
Commissioning activities underway
Donaldsonville CCS low-carbon ammonia
Engineering activities ongoing
2025 project start-up
Inorganic Growth
Waggaman ammonia production facility
Closed 12/1/2023
Clean Energy Growth
Low-carbon ammonia plant (SMR w/CCS) FEED study
Initial FEED study completed
FID targeted 2H 2024
Estimated completion of greenfield low-carbon ammonia facility (~4 years from FID)
ATR ammonia production technology FEED study
Flue gas capture FEED study
Expected completion 2H 2024
Clean ammonia industry demand milestones
MOUs signed between CF, JERA, POSCO & LOTTE
JERA: first commercial co-fire test at Hekinan coal fired power plant
• European CBAM
• NH3 marine engine commercialization
Potential supply of low-carbon ammonia into Asia

19

20 Global grain stocks-to-use expected to approach five-year average by end of the 2024 growing season (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts for 2011/12 through 2022/23. 2023/24F represents actual futures settlements through January 16, 2024, and the forward curve through August 2024. Source: USDA, CME, CF Analysis Global Coarse Grains Stocks-to-Use Ratio vs Corn Futures Prices(1) Percent $0 $1 $2 $3 $4 $5 $6 $7 0% 2% 4% 6% 8% 10% 12% 14% 16% World ex-China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks-to-Use Ratio vs Soybean Futures Prices Percent $0 $2 $4 $6 $8 $10 $12 $14 $16 0% 5% 10% 15% 20% 25% 30% World ex-China Crop Futures Price (RHS) USD per Bushel

21 0 2 4 6 8 10 2019 2020 2021 2022 2023 2024F 0 2 4 6 8 10 2019 2020 2021 2022 2023 2024F Import demand expected to remain resilient in 2024 Sources: Industry Publications, CRU Urea Market Outlook as of December 15, 2023, India DOF, FAI, Trade Data Monitor, CF Analysis India Imports Million metric tons Brazil Imports Million metric tons Supply/Demand Dynamics 7.3 MMT 0 1 2 3 4 5 6 2019 2020 2021 2022 2023 2024F China Urea Exports Million metric tons 7.4 MMT 4.3 MMT Import demand into Brazil and India were key market drivers in 2023 with the trend expected to continue in 2024 Despite lower natural gas prices in Europe, domestic producers continue to struggle with poor production economics and available/lower priced imports Urea exports from China are projected to be approximately 4 million metric tons for 2024 amid continued export restrictions ~6-7 MMT ~4 MMT ~7-8 MMT

22 North American Nitrogen Precedent Transactions Project FID Year Completion Year Total Cost $M Net N Volume 000's $000's / N North American Nitrogen Assets CF - Terra Acquisition 2010 2010 4,800 2,414 2.0 CF - Medicine Hat Acquisition 2012 2012 900 346 2.6 CF - Donaldsonville Construction Cost 2012 2016 2,643 1,067 2.5 LSB - El Dorado Construction Cost 2012 2016 830 308 2.7 CF - Port Neal Construction Cost 2012 2016 2,557 772 3.3 OCI - Wever, IA Construction Cost 2017 2017 2,600 713 3.6 Austin Powder - Mosheim, TN Construction Cost 2016 2016 225 53 4.3 CF & CHS Strategic Venture 2016 2016 2,800 689 4.1 Koch - Wever Acquisition 2023 2024 3,600 713 5.0

23 Annual Average Energy Cost Location Source 2023E(1) Current(2) 2024F(3) Gas Prices ($/MMBtu) Henry Hub NYMEX 5.56 2.18 2.96 TTF ICE 44.62 9.00 10.35 NBP ICE 43.66 8.66 10.06 JKM ICE 37.10 9.29 11.66 Oil ($/Bbl) Brent Crude NYMEX 85 84 78 China Coal ($/tonne) Thermal SX Coal/ Woodmac 156 107 100 Anthracite Powder 174 152 148 Anthracite 251 199 195 Exchange Rates RMB/USD Bloomberg Composite 7.02 7.18 7.06 USD/EUR Bloomberg Composite 1.01 1.08 1.09 USD/GBP Bloomberg Composite 1.12 1.27 1.28 Notes: Market prices updated as of 01/29/2024; Coal prices as of 01/12/2024 (1) 2023E represents assumptions from November 2022 forecast cost curve, published in the CF Industries 3Q 2022 Earnings presentation (2) Observed values as of January 29, 2024; Chinese coal prices reflected Dec 2024 monthly average (3) Observed values in forward energy strips as of January 17, 2024 and Woodmac forecast 2024 cost curve assumptions

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q4 2023	Q4 2022	FY 2023	FY 2022
Net earnings	**$ 352**	**$ 1,009**	**$ 1,838**	**$ 3,937**
Less: Net earnings attributable to noncontrolling interest	(78)	(149)	(313)	(591)
Net earnings attributable to common stockholders	**274**	**860**	**1,525**	**3,346**
Interest (income) expense – net	(8)	(34)	(8)	279
Income tax provision	84	245	410	1,158
Depreciation and amortization	229	198	869	850
Less other adjustments:				
Depreciation and amortization in noncontrolling interest	(22)	(22)	(85)	(87)
Loan fee amortization(1)	(1)	(1)	(4)	(4)
EBITDA	**$ 556**	**$ 1,246**	**$ 2,707**	**$ 5,542**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	26	80	(39)	41
(Gain) loss on foreign currency transactions, including intercompany loans	(5)	(10)	—	28
U.K. long-lived and intangible asset impairment	—	—	—	239
U.K. operations restructuring	3	1	10	19
Acquisition and integration costs	12	—	39	—
Impairment of equity method investment in PLNL	—	—	43	—
Unrealized gain on embedded derivative liability	—	(14)	—	(14)
Pension settlement loss and curtailments gains—net	—	(7)	—	17
Loss on debt extinguishment	—	—	—	8
Total adjustments	36	50	53	338
Adjusted EBITDA	**$ 592**	**$ 1,296**	**$ 2,760**	**$ 5,880**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization

CF 24

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2021	FY 2020	FY 2019	FY 2018
Net earnings	$ 1,260	$ 432	$ 646	$ 428
Less: Net earnings attributable to noncontrolling interests	(343)	(115)	(153)	(138)
Net earnings attributable to common stockholders	917	317	493	290
Interest expense – net	183	161	217	228
Income tax provision	283	31	126	119
Depreciation and amortization	888	892	875	888
Less other adjustments:				
Depreciation and amortization in noncontrolling interests[(1)]	(95)	(80)	(82)	(87)
Loan fee amortization[(2)]	(4)	(5)	(9)	(9)
EBITDA	$ 2,172	$ 1,316	$ 1,620	$ 1,429
Unrealized net mark-to-market loss (gain) on natural gas derivatives	25	(6)	14	(13)
COVID impact: Special COVID-19 bonus for operational workforce	—	19	—	—
COVID impact: Turnaround deferral[(3)]	—	7	—	—
Loss (gain) on foreign currency transactions, including intercompany loans	6	5	(1)	(5)
U.K. goodwill impairment	285	—	—	—
U.K. long-lived and intangible asset impairment	236	—	—	—
Engineering cost write-off[(4)]	—	9	—	—
Loss on sale of surplus land	—	2	—	—
Gain on sale of Pine Bend facility	—	—	(45)	—
Property insurance proceeds[(5)]	—	(2)	(15)	(10)
Costs related to acquisition of TNCLP units	—	—	—	2
PLNL tax withholding charge[(6)]	—	—	16	—
Loss on debt extinguishment	19	—	21	—
Total adjustments	571	34	(10)	(26)
Adjusted EBITDA	$ 2,743	$ 1,350	$ 1,610	$ 1,403

(1) *For the year ended December 31, 2019, amount relates only to CF Industries Nitrogen, LLC (CFN). For the year ended December 31, 2018, amount includes CFN and Terra Nitrogen Company, L.P. (TNCLP), as we purchased the remaining publicly traded common units of TNCLP on April 2, 2018*
(2) *Loan fee amortization is included in both interest expense – net and depreciation and amortization*
(3) *Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic*
(4) *Represents costs written off upon the cancellation of a project at one of our nitrogen complexes*
(5) *Represents proceeds related to a property insurance claim at one of the Company's nitrogen complexes*
(6) *Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL*

CF 25

Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023
Cash provided by operating activities[1]	$ 1,497	$ 1,505	$ 1,231	$ 2,873	$ 3,855	$ 2,757
Capital expenditures	(422)	(404)	(309)	(514)	(453)	(499)
Distributions to noncontrolling interests	(139)	(186)	(174)	(194)	(619)	(459)
Free cash flow[1]	$ 936	$ 915	$ 748	$ 2,165	$ 2,783	$ 1,799
Free cash flow yield[1][2]	9.7 %	8.9 %	9.0 %	14.7 %	16.7 %	12.0 %
Shares outstanding as of period end	222.8	216.0	214.0	207.6	195.6	188.2
Share price as of period end — US dollars[3]	43.51	47.74	38.71	70.78	85.20	79.50
Market Cap	$ 9,694	$ 10,312	$ 8,284	$ 14,694	$ 16,665	$ 14,962
Adjusted EBITDA	1,403	1,610	1,350	2,743	5,880	2,760
Free cash flow to Adjusted EBITDA conversion[1][4]	67 %	57 %	55 %	79 %	47 %	65 %

(1) For 2022, includes the impact of $491M of tax and interest payments made in the second half of 2022 related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; For 2022, cash provided by operating activities, free cash flow, free cash flow yield and free cash flow to adjusted EBITDA conversion excluding the impact of such $491M is equal to $4.35B, $3.27B, 19.6% and 56%, respectively. The Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid.

(2) Represents annual free cash flow divided by market value of equity (market cap) as of December 31st for each year

(3) Source: FactSet

(4) Represents annual free cash flow divided by annual adjusted EBITDA

CF 26